UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 21, 2016

HEARTWARE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34256	26-3636023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Old Connecticut Path

Framingham, MA 01701

(Address of principal executive offices)

Registrant’s telephone number, including area code:

508.739.0950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 21, 2016, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of HeartWare International, Inc. approved 2016 merit adjustments in base salary, 2015 annual incentive compensation and 2016 annual equity awards for our executive officers, including our named executive officers (“NEOs”). Compensation for NEOs was based on a review of benchmarking data for similarly situated companies previously provided by Pearl Meyer & Partners, the Compensation Committee’s independent compensation consultant, as well as individual and corporate performance.

The annual base salary for 2016 of Douglas Godshall, Chief Executive Officer, was increased from approximately $582,000 to approximately $600,000, Peter McAree, Chief Financial Officer, from approximately $350,000 to approximately $362,000, Mark Strong, Senior Vice President of Research & Development and Quality, from approximately $326,000 to approximately $337,000, Katrin Leadley, M.D., Chief Medical Officer from approximately $395,000 to approximately $409,000, and James Schuermann, Senior Vice President of Sales and Marketing, from approximately $331,000 to approximately $342,000.

Annual incentive compensation for 2015 was based on achievement of corporate performance objectives and individual performance goals, as determined by the Compensation Committee. Mr. Godshall’s incentive award was determined to be $366,000, Mr. McAree’s $135,000, Mr. Strong’s $125,000, Dr. Leadley’s $152,000 and Mr. Schuermann’s $127,000.

Two forms of equity awards were approved for 2016 consisting of (i) restricted stock units (“RSUs”) with fifty percent vesting in equal installments on the first four anniversaries of the grant date and fifty percent vesting upon the achievement of certain performance milestones; and (ii) non-qualified stock options (“Options”) vesting in equal installments on the first three anniversaries of the grant date with an exercise price of $33.49, which was the closing price on the last trading day prior to the Compensation Committee’s approval. Mr. Godshall was awarded 27,500 RSUs and no Options. Mr. McAree, Mr. Strong, Dr. Leadley and Mr. Schuermann were each awarded 8,000 RSUs and 5,000 Options.

Additional information regarding our executive compensation program, including these actions approved by the Compensation Committee, will be included in our 2016 proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare International, Inc.

Date: February 24, 2016	By:	/s/ Lawrence J. Knopf
		Name:	Lawrence J. Knopf
		Title:	Senior Vice President, General Counsel and Secretary

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